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                                                                    Exhibit 23.2
                        Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated November, 15, 2001 on AECOM Technology Corporation and dated February 11, 2002 on AECOM Merger Corporation included in the Registration Statement (Form S-4 No. 333-82516) and related proxy statement/prospectus of AECOM Merger Corporation dated May 3, 2002.

                                                           /s/ Ernst & Young LLP

Los Angeles, California
May 3, 2002